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                                                                    EXHIBIT 11.1

                              HELLO DIRECT, INC.

                      COMPUTATION OF NET INCOME PER SHARE

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                                                                        Three Months Ended      Nine Months Ended
                                                                        ------------------      -----------------
                                                                           September 30,         September 30,
                                                                           -------------         -------------
                                                                        1996         1995       1996         1995
                                                                        ----         ----       ----         ----
Income before extraordinary item                                    $  145,000  $  831,000   $  705,000    $ 2,342,000
                                                                    ----------  ----------   ----------    -----------

Net income                                                          $  145,000  $  831,000   $  705,000    $ 2,205,000
                                                                    ----------  ----------   ----------    -----------

Weighted average common shares outstanding                           4,986,000   4,940,000    4,976,000      4,199,000
Common stock equivalents:
    Common stock options, utilizing treasury stock method
     when dilutive                                                      57,000     154,000       57,000        162,000
                                                                    ----------  ----------   ----------    -----------

Weighted average shares outstanding                                  5,043,000   5,094,000    5,033,000      4,361,000
                                                                    ==========  ==========   ==========     ==========

Per share amounts

    Income before extraordinary                                     $     0.03  $     0.16   $     0.14     $     0.54
                                                                    ==========  ==========   ==========     ==========
    Net income                                                      $     0.03  $     0.16   $     0.14     $     0.51
                                                                    ==========  ==========   ==========     ==========

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